                                                                      EXHIBIT 99


  [LOGO] Electric Fuel(R)

                                                       Electric Fuel Corporation

                                                120 Wood Avenue South, Suite 300
                                                        Iselin, New Jersey 08830
                                       Tel: (732) 635-7100   Fax: (732) 635-7101
                                                    http://www.electric-fuel.com






FOR IMMEDIATE RELEASE:

Electric Fuel Contact:                          IR Contacts (KCSA):
Robert S. Ehrlich, CFO                          Joseph A. Mansi/Adam J. Rosen
732-635-7100                                    212-682-6300
ehrlich@electric-fuel.com                       jmansi@kcsa.com/arosen@kcsa.com


                       Electric Fuel Raises $8,375,000
                Through Sale of Previously-Registered Securities

ISELIN, N.J., Nov. 17 -- Electric Fuel Corporation (Nasdaq: EFCX) announced today that an institutional investor has invested $8,375,000 in the Company, through the purchase of one million shares of common stock and warrants to purchase up to an additional one million shares. Both the shares sold initially and the shares underlying the warrants, as well as the warrants themselves, were previously registered with the Securities and Exchange Commission. Electric Fuel intends to use the proceeds of the offering for working capital and general corporate purposes and to promote the growth of its business, including increasing its marketing presence in the United States and elsewhere, and expanding its production capabilities.

Yehuda Harats, President and CEO of Electric Fuel, stated: "We are pleased to announce this successful financing. The capital raised will allow Electric Fuel to continue development and marketing of its Zinc Air technology products."

Pursuant to the terms of the offering, the purchase price for the common stock was priced at $8.375 per share and all of the warrants have an exercise price at a premium to the stock's current market price.

About Electric Fuel:

Electric Fuel Corporation (Nasdaq: EFCX), with corporate and sales offices in New Jersey and London, England, and manufacturing and R&D facilities in Israel and Alabama, is a world leader in the application of primary and refuelable Zinc Air fuel cell technology to innovative energy solutions. The Company's popular line of Instant Power(TM) disposable cellphone batteries is on sale at retail outlets throughout the U.S., Europe and Israel. For more information, visit the Company's website at http://www.electric-fuel.com. Reference to the Company's website does not incorporate by reference any of the information contained therein into this press release.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including but not limited to risks relating to: product and technology development; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on Electric Fuel's and its customers' products and markets; the stage of development of Electric Fuel's products, the uncertainty of the market for disposable cellular telephone batteries, significant future capital requirements, changing economic conditions and exchange rates (both in the United States and abroad); development, release and sales of new products by strategic suppliers and customers; development and growth of anticipated markets for Electric Fuel's and its customers' products; and other risk factors detailed in Electric Fuel's most recent annual report on Form 10-K for the fiscal year ended December 31, 1999, and other filings with the Securities and Exchange Commission. Electric Fuel assumes no obligation to update the information in this release.

Other product and company names herein may be the trademarks of their respective owners.

This release and prior releases are available on the KCSA Public Relations Worldwide website at http://www.kcsa.com.